Exhibit 10.1

Execution Version

CARE CAPITAL PROPERTIES, LP

$500,000,000 5.125% Senior Notes due 2026

PURCHASE AGREEMENT
Dated July 7, 2016

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

PURCHASE AGREEMENT

July 7, 2016

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

as Representatives of the

Initial Purchasers listed on Schedule A hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Ladies and Gentlemen:

Care Capital Properties, LP, a Delaware limited partnership (the “Issuer”), Care Capital Properties, Inc., a Delaware corporation (“CCP”) and Care Capital Properties GP, LLC, a Delaware limited liability company (“Care GP”) propose to issue and sell to the initial purchasers listed in Schedule A hereto (the “Initial Purchasers”), for whom Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Citigroup Global Markets Inc. are acting as representatives (the “Representatives”), $500,000,000 aggregate principal amount of the Issuer’s 5.125% Senior Notes due 2026 (the “Notes”).  The Notes will be issued under an Indenture, dated the date on which the Closing Time (as defined in Section 2(c) hereof) occurs (the “Indenture”), among the Issuer, CCP, Care GP and Regions Bank, as trustee (the “Trustee”).  The Issuer’s obligations under the Notes and the Indenture will be fully and unconditionally guaranteed (the “Guarantees”) at the Closing Time (as defined in Section 2(d) hereof) on a joint and several basis by CCP and Care GP (collectively, the “Guarantors”).  All references herein to the Notes include the related Guarantees, unless the context otherwise requires.  The Issuer, CCP and Care GP are referred to herein sometimes individually as a “CCP Entity” and collectively as the “CCP Entities.”

The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to

Section 4(a)(2) under the Securities Act.  The CCP Entities have prepared a preliminary offering memorandum, dated July 6, 2016 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached as Schedule B hereto (the “Pricing Term Sheet”) setting forth the terms of the Notes omitted from the Preliminary Offering Memorandum and certain other information and an offering memorandum, dated July 7, 2016 (the “Offering Memorandum”), setting forth information regarding the CCP Entities, the Notes and the Exchange Notes (as defined herein), the Guarantees and the Exchange Guarantees (as defined herein).  The Preliminary Offering Memorandum, as supplemented and amended as of 4:30 p.m. (New York City time) on the date of this agreement (the “Applicable Time”), together with the Pricing Term Sheet and any documents listed under Section A on Schedule C hereto, are collectively referred to as the “Pricing Disclosure Package.”  The CCP Entities hereby confirm that they have authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers.

Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to include CCP’s documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after January 1, 2016 and on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be.  Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and on or prior to such specified date.

You have advised the Issuer that you will offer and resell (the “Exempt Resales”) the Notes purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the Securities Act (“Rule 144A”) and (ii) outside the United States to certain persons who are not U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) (such persons, “Non-U.S. Persons”) in offshore transactions in reliance on Regulation S.  As used herein, the terms “offshore transaction” and “United States” have the meanings assigned to them in Regulation S.  Those persons specified in clauses (i) and (ii) are referred to herein as “Eligible Purchasers.”

Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement having substantially the terms described in the Pricing Disclosure Package (the “Registration Rights Agreement”) among the CCP Entities and the Initial Purchasers to be dated the date on which the Closing Time occurs, for so long as such Notes constitute Transfer Restricted Securities (as defined in the Registration Rights Agreement).  Pursuant to the Registration Rights Agreement, the CCP Entities will agree to file with the Commission under the circumstances set forth therein a registration statement under the Securities Act relating to the Issuer’s 5.125% Senior Notes due 2026 (the “Exchange Notes”) and the Guarantors’ guarantees of the Exchange Notes (the “Exchange Guarantees”) to be offered in exchange for the Notes and the Guarantees.  Such portion of the offering is referred to as the “Exchange Offer.”

“Note Documents” refers to this Agreement, the Indenture, the Registration Rights Agreement, the Notes, the Exchange Notes, the Guarantees and the Exchange Guarantees.

SECTION 1.                                      Representations and Warranties.

(a)                                 Representations and Warranties by the CCP Entities.  The CCP Entities, jointly and severally, represent and warrant to each Initial Purchaser as of the date hereof, as of the Applicable Time and as of the Closing Time, and agree with each Initial Purchaser, as follows:

(i)                                     No Material Misstatement or Omission.  The Offering Memorandum will not, as of its date or as of the date on which the Closing Time occurs, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with the Initial Purchaser Information (as defined in Section 6(b) hereof). The Pricing Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with the Initial Purchaser Information.

(ii)                                  No Registration.  Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in this Agreement and compliance by the Initial Purchasers with the covenants applicable to them contained in this Agreement, the purchase and resale of the Notes in the manner contemplated by this Agreement (including pursuant to the Exempt Resales) are exempt from the registration requirements of the Securities Act.  The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum have been prepared by the CCP Entities for use by the Initial Purchasers in connection with the Exempt Resales.  No order or decree preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of any CCP Entity, is contemplated.

(iii)                               No General Solicitation.  No form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) (each, a “General Solicitation”) was used by the CCP Entities, any of their respective affiliates or any of their respective representatives (other than the Initial Purchasers or their affiliates or agents, as to whom the CCP Entities make no representation) in connection with the offer and sale of the Notes, other than any General Solicitation with the prior consent of the Representatives and listed on Schedule D hereto.

(iv)                              Free Writing Offering Document.  The Issuer has not made any offer to sell or solicitation of an offer to buy the Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act), as defined in Rule 433 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Representatives; any such Free Writing Offering Document the use of which has been previously consented to by the Representatives is listed on Schedule C hereto.  Each Free Writing Offering Document listed under Section B on Schedule C hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Free Writing Offering Document listed in Schedule C hereto in reliance upon and in conformity with the Initial Purchaser Information.

(v)                                 No Directed Selling Efforts.  No directed selling efforts within the meaning of Rule 902 under the Securities Act were used by the CCP Entities or any of their respective representatives (other than the Initial Purchasers or their affiliates or agents, as to whom the CCP Entities make no representation) with respect to Notes sold outside the United States to Non-U.S. Persons, and the Issuer, any affiliate of the Issuer and any person acting on its or their behalf (other than the Initial Purchasers or their affiliates or agents, as to whom the CCP Entities make no representation) has complied with and will implement the “offering restrictions” required by Rule 902 under the Securities Act.

(vi)                              Rule 144A Information.  Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum as of (x) its respective date (or in the case of the Pricing Disclosure Package, as of the Applicable Time) and (y) the date on which the Closing Time occurs, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4).

(vii)                           No Integration.  When the Notes and Guarantees are issued and delivered pursuant to this Agreement, such Notes and Guarantees will not be of the same class (within the meaning of Rule 144A) as securities of any CCP Entity that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system. No CCP Entity nor any other person acting on behalf of any CCP Entity has sold or issued any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(viii)                        Capitalization.  CCP has an authorized capitalization of 300,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and 10,000,000 shares of preferred stock $0.01 par value per share (“Preferred Stock”).  All of the issued and outstanding shares of Common Stock of CCP have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right.  There are no shares of Preferred Stock of CCP outstanding.  All of the issued and outstanding shares of capital stock or other equity interests of the Issuer and each Significant Subsidiary (as defined in Section 17 hereof) have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Pricing Disclosure Package or the Offering Memorandum, are owned by CCP, directly or indirectly through one or more Subsidiaries (as defined in Section 17 hereof), free and clear of all Liens (as defined in Section 17 hereof), other than Liens (A) that will be discharged at or prior to the Closing Time or (B) that are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), results of operations or assets of CCP and its Subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

(ix)                              Organization and Good Standing; Power and Authority.  Each CCP Entity and each Significant Subsidiary (A) is a corporation, partnership, limited liability company or real estate investment trust duly organized and validly existing under the laws of the jurisdiction of its organization, (B) has all requisite corporate, partnership, limited liability company or trust power and authority necessary to own its property and carry on its business as described in the Pricing Disclosure Package and the Offering Memorandum and to enter into the Note Documents to which it is a party, and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except for any failures to be so qualified and in good standing that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(x)                                 Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by each of the CCP Entities.

(xi)                              Authorization of the Indenture.  The Indenture has been duly authorized by the Issuer and the Guarantors and, at the Closing Time, will have been duly executed and delivered by the Issuer and the Guarantors and will be a valid and binding obligation of the Issuer and the Guarantors (assuming the due authorization, execution and delivery thereof by the Trustee), enforceable against the Issuer and the Guarantors in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors’ rights generally or by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.  The Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

(xii)                           Authorization of the Notes.  The Notes have been duly authorized by the Issuer and, at the Closing Time, will have been duly executed by the Issuer and will be in the form contemplated by the Indenture and, when authenticated in the manner provided for in the Indenture and delivered by the Issuer against payment therefor by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors’ rights generally or by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

(xiii)                        Authorization of the Guarantee.  The Guarantees have been duly authorized by the Guarantors and, at the Closing Time, will be in the form contemplated by the Indenture and, when the Notes are authenticated in the manner provided for in the Indenture and delivered by the Issuer against payment therefor by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors’ rights generally or by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

(xiv)                       Authorization of the Exchange Notes.  The Exchange Notes have been duly authorized by the Issuer and, if and when issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer contemplated by the Registration Rights Agreement, will be valid and binding obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors’ rights generally or by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

(xv)                          Authorization of the Exchange Guarantees.  The Exchange Guarantees have been duly authorized by the Guarantors and, if and when the Exchange Notes are issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer contemplated by the Registration Rights Agreement, will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

(xvi)                       Authorization of the Registration Rights Agreement.  The Registration Rights Agreement has been duly authorized by the CCP Entities and, when executed and delivered by the CCP Entities in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by the Representatives) will be a valid and binding obligation of the CCP Entities in accordance with the terms thereof, enforceable against the CCP Entities in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditor’s rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and, as to rights of indemnification and contribution, by principles of public policy.

(xvii)                    Absence of Violations and Defaults.  None of the CCP Entities nor any Subsidiary is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which it is a party or by which it is bound or to which its assets or properties is subject (collectively, “Agreements and Instruments”) or (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over it or its assets or properties or other governmental or regulatory authority, agency or body (each, a “Governmental Entity”), except, in the case of clauses (B) and (C), for any such defaults or violations that are set forth in the Pricing Disclosure Package or the Offering Memorandum or that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xviii)                 No Conflicts.  Neither the execution, delivery and performance of the Note Documents by the CCP Entities party thereto nor the issuance, offer and sale of the Notes contemplated hereby does or will (A) violate the charter, bylaws or other constitutive documents of any CCP Entity or any Subsidiary, (B) conflict with, result in a breach or violation of, or constitute a default under any Agreements and Instruments, (C) violate any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any CCP Entity or any Subsidiary or any of their assets or properties or other Governmental Entity, except, in the case of clauses (B) and (C), for any such conflicts, breaches, defaults, or violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  No consent, approval, authorization or order of, or filing with, any domestic or foreign court with jurisdiction over any CCP Entity or any Subsidiary or any of their assets or properties or other

Governmental Entity is required to be obtained or made by any CCP Entity or any Subsidiary for the execution, delivery and performance of the Note Documents by the CCP Entities party thereto, or the issuance, offer and sale of the Notes contemplated hereby, except (i) with respect to the Exchange Notes and Exchange Guarantees under the Securities Act and the Trust Indenture Act and (ii) for such as have been or will be obtained or made at or prior to the Closing Time or as may be required by state securities laws, blue sky laws or the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xix)                       Absence of Proceedings.  Except as set forth in the Pricing Disclosure Package or the Offering Memorandum, there is no action, suit or proceeding before or by any domestic or foreign court, arbitrator or other Governmental Entity pending or, to the knowledge of the CCP Entities, threatened, to which any CCP Entity or any Subsidiary is a party or to which the assets or properties of any CCP Entity or any Subsidiary are subject, that is, individually or in the aggregate, reasonably likely (A) to have a Material Adverse Effect or (B) to materially and adversely affect the offer and sale of the Notes contemplated hereby.  Except as set forth in the Pricing Disclosure Package or the Offering Memorandum, there is no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which CCP or any Subsidiary is subject that is, individually or in the aggregate, reasonably likely to materially and adversely affect the offer and sale of the Notes contemplated hereby or the CCP Entities’ performance of their respective obligations under the Note Documents.

(xx)                          Exchange Act Compliance.  CCP is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(xxi)                       Possession of Licenses and Permits.  Each CCP Entity and each Subsidiary possesses all licenses, certificates, permits, authorizations and approvals issued by the appropriate federal, state, local or foreign Governmental Entities (collectively, “Authorizations”) necessary to carry on its business as described in the Pricing Disclosure Package and the Offering Memorandum, except for any failures to hold such Authorizations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  All such Authorizations are valid and in full force and effect, except for any failures to be valid or in full force and effect that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, and none of the CCP Entities nor any Subsidiary has received any written notice of proceedings relating to the limitation, suspension or revocation of any such Authorization, except for any limitations, suspensions or revocations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xxii)                    Owned and Leased Real Property.  CCP and its Subsidiaries have good and marketable title in fee simple to, or a ground leasehold or other economic interest in, all real property (other than properties capitalized under capital leases) described as owned by them in the Pricing Disclosure Package and the Offering Memorandum, in each case free and clear of all Liens, except (A) for Liens described in the Pricing Disclosure Package and the Offering Memorandum and (B) for any failures to have such title or any Liens that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  Any real property held under lease by CCP and its Subsidiaries is held under a valid and enforceable lease, except for any failures to so hold such real property that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  To the knowledge of any of the CCP Entities, no lessee or sublessee of any portion of any of the properties owned or leased by CCP and/or any Subsidiary is in default under its respective lease and there is no event that, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except as described in each of the Pricing Disclosure Package and the Offering Memorandum and except for such defaults that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xxiii)                 Qualification as a REIT.  Commencing with the date on which it became a regarded entity for U.S. tax purposes, CCP has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and CCP’s current and proposed method of operation will enable CCP to continue to meet the current requirements for qualification and taxation as a REIT under the Code.

(xxiv)                Tax Returns and Payment of Taxes.  (A) All tax returns required to be filed by CCP and each Subsidiary have been timely filed in all jurisdictions where such returns are required to be filed; (B) CCP and each Subsidiary have paid all taxes, including, but not limited to, income, value added, property and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles (“GAAP”) or those currently payable without penalty or interest; and (C) CCP and each Subsidiary have complied with all withholding tax obligations; except in the case of any of clause (A), (B) or (C), where the failure to make such required filings, payments or withholdings is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xxv)                   Investment Company Act.  None of the Issuer or the Guarantors is or, upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Pricing Disclosure Package and the Offering Memorandum, will be an “investment company” or a company “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xxvi)                Disclosure Controls and Procedures.  CCP maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that (A) are designed to ensure that material information is accumulated and communicated to CCP’s Chief Executive Officer and Chief Financial Officer on a timely basis, (B) were evaluated for effectiveness as of the end of CCP’s most recent fiscal quarter and (C) are effective at a reasonable assurance level to perform the functions for which they were established.

(xxvii)             Internal Control over Financial Reporting.  CCP maintains “internal control over financial reporting” (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  Except as set forth in the Pricing Disclosure Package or the Offering Memorandum, since the end of CCP’s most recent audited fiscal year, there have been no changes in CCP’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, CCP’s internal control over financial reporting.

(xxviii)          No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Pricing Disclosure Package and the Offering Memorandum (in each case as supplemented or amended), except as otherwise set forth therein, (A) none of the CCP Entities or any Subsidiary has (1) incurred any liability or obligation, direct or contingent, that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (B) there has been no event or development in respect of the business or financial condition of CCP and its Subsidiaries that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect and (C) there has been no material change in the long-term debt of CCP and its Subsidiaries or in the authorized capitalization of CCP.

(xxix)                Independent Accountants and Financial Statements.  KPMG LLP is an independent registered public accounting firm with respect to CCP as required by the Securities Act and the Exchange Act.  KPMG LLP, who has delivered its audit report with respect to the American Realty Capital Healthcare Trust Post-Acute Portfolio combined statement of revenue and certain expenses and the Acquired Skilled Nursing Portfolio statement of revenue, incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, is an independent auditor with respect to the American Realty Capital Healthcare Trust Post-Acute Portfolio and the Acquired Skilled Nursing Portfolio.  The historical combined consolidated financial statements of CCP, together with the related financial statement schedules and notes thereto, if any, incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respects the combined consolidated financial position and results of operations of CCP and Predecessors at the respective dates and for the respective periods presented therein.  Such historical combined consolidated financial statements and the related financial statement schedules and notes thereto, if any, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented, except as otherwise set forth in the Pricing Disclosure Package or the Offering Memorandum.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxx)                   Incorporated Documents.  The documents incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, when filed with the Commission (the “Incorporated Documents”), complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable.

(xxxi)                No Stabilization or Manipulation.  None of CCP or any Subsidiary or, to the knowledge of the CCP Entities, any director, officer or affiliate of any CCP Entity has taken or will take, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result in the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(xxxii)             Sarbanes-Oxley Compliance.  CCP is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 that are in effect as of the date of this Agreement and with which CCP is required to comply.

(xxxiii)          No Unlawful Payments.  None of the CCP Entities nor, to the knowledge of the CCP Entities, any director, officer, agent or employee of any CCP Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.  The CCP Entities and, to the knowledge of the CCP Entities, their affiliates have conducted their businesses in compliance in all material respects with the FCPA.

(xxxiv)         No Conflict with Money Laundering Laws.  The operations of CCP and its Subsidiaries are, and, to the knowledge of the CCP Entities, have been at all times since January 1, 2010, conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which CCP and its Subsidiaries conduct business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or Governmental Entity or any arbitrator involving CCP and its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the CCP Entities, threatened.

(xxxv)            No Conflict with OFAC Laws.  None of the CCP Entities nor any Subsidiary nor, to the knowledge of the CCP Entities, any director, officer, agent, employee or affiliate of any CCP Entity or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).  The CCP Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b)                                 Officer’s Certificates.  Any certificate signed by any officer of any CCP Entity addressed and delivered to the Representatives, as representatives of the Initial Purchasers, or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the CCP Entities to the Initial Purchasers as to the matters covered thereby.  The CCP Entities acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Representatives, as representatives of the Initial Purchasers, pursuant to Section 5 hereof, counsel to the CCP Entities and counsel to the Initial Purchasers will rely upon the accuracy of the foregoing representations, and the CCP Entities hereby consent to such reliance.

SECTION 2.                            Sale and Delivery to the Initial Purchasers; Closing.

(a)                                 Purchase and Sale.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Issuer the respective aggregate principal amount of Notes set forth opposite their names on Schedule A hereto.  The purchase price per Note to be paid by the several Initial Purchasers to the Issuer shall be equal to 99.0% of the principal amount thereof, plus accrued and unpaid interest, if any, from July 14, 2016 to the Closing Time.

(b)                                 Offering of the Notes.  The Representatives hereby advise the CCP Entities that the Initial Purchasers intend to offer for sale, as set forth in the Pricing Disclosure Package and the Offering Memorandum, their respective portions of the Notes as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Issuer, on the basis of the representations, warranties and agreements of the CCP Entities, that such Initial Purchaser: (i) is a QIB and an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes by means of any General Solicitation or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; (iii) in connection with the Exempt Resales, has solicited and will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package; (iv) in connection with each such Exempt Resale made in reliance on Rule 144A, has taken and will take reasonable steps to ensure that each such Eligible Purchaser is aware that such Exempt Resale is being made in reliance on Rule 144A; and (v) in connection with each such Exempt Resale made in reliance on Regulation S, has not and will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act and has complied and will comply with the other requirements of Regulation S in connection with the offering of the Notes.  The Initial Purchasers have advised the CCP Entities that they will offer the Notes to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchasers at any time without notice.

(c)                                  Written Communications.  Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Issuer that such Initial Purchaser has not nor, prior to the later to occur of (A) the date on which the Closing Time occurs and (B) completion of the distribution of the Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, (ii) any written communication that contains either (x) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (y) “issuer information” that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Free Writing Offering Document listed on Schedule C hereto or (iii) the Free Writing Offering Documents listed on Schedule C hereto.

(d)                                 Delivery of and Payment for the Notes.  Delivery of the Notes to be purchased by the Initial Purchasers and payment therefor shall be made at 9:00 a.m. (New York City time), on July 14, 2016, or such other time and date as the Representatives and the CCP Entities shall agree (the time and date of such closing, the “Closing Time”).  Delivery of the Notes shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.  Payment for the Notes shall be made at the Closing Time by wire transfer of immediately available funds to the order of the CCP Entities to a bank account designated by the CCP Entities.  It is understood that the Representatives have been authorized, for their own account and the accounts of the several Initial Purchasers, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes.

(e)                                  Delivery of Offering Memorandum to the Initial Purchasers.  Not later than 10:00 a.m. (New York City time) on the second business day following the date the Notes are first released by the Initial Purchasers for sale to the public, the CCP Entities shall deliver or cause to be delivered, copies of the Offering Memorandum (or of the Offering Memorandum as amended or supplemented if the CCP Entities shall have made any amendments or supplements thereto after the effective date of this Agreement), in such quantities and at such places as the Representatives shall reasonably request.

SECTION 3.                            Covenants of the CCP Entities and of the Initial Purchasers.  The CCP Entities, jointly and severally, covenant with the Initial Purchasers and, as applicable, the Initial Purchasers covenant with the CCP Entities as follows:

(a)                                 Consent to Amendments and Supplements.  At any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, prior to amending or supplementing the Pricing Disclosure Package or the Offering Memorandum, the CCP Entities shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the CCP Entities shall not use any such proposed amendment or supplement to which the Representatives reasonably object within a reasonable time following their receipt thereof.  The Representatives shall notify the CCP Entities promptly upon completion of the distribution of the Notes by the Initial Purchasers.

(b)                                 Exchange Act Compliance.  Until the completion of the initial resale of the Notes by the Initial Purchasers as contemplated herein, the CCP Entities shall file all reports and documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(c)                                  Final Term Sheet.  The CCP Entities shall prepare the Pricing Term Sheet, in the form attached hereto as Schedule B.

(d)                                 Amendments and Supplements.  If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Issuer or any of the Guarantors, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the CCP Entities will promptly prepare an appropriate supplement or amendment thereto, and will furnish to the Initial Purchasers and those persons identified by the Initial Purchasers such number of copies thereof and the Initial Purchasers may reasonably request.

(e)                                  Free Writing Offering Document.  None of the Issuer nor any Guarantor will make any offer to sell or solicitation of an offer to buy the Notes that would constitute a Free Writing Offering Document without the prior consent of the Representatives, which consent shall not be unreasonably withheld or delayed.  If at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, as promptly as practicable after becoming aware thereof, the Issuer will give notice thereof to the Initial Purchasers through the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

(f)                                   Blue Sky Qualifications.  The CCP Entities agree to use their commercially reasonable efforts, in cooperation with the Initial Purchasers, to qualify the Notes for offer and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and continue such qualification in effect so long as reasonably required for Exempt Resales; provided, however, that the CCP Entities shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which they are not so qualified or to subject themselves to taxation in respect of doing business in any jurisdiction in which they are not otherwise so subject.  In each state or jurisdiction in which the Notes have been so qualified, the CCP Entities shall file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as required for the distribution of the Notes and the Exempt Resales.

(g)                                  Clear Market.  Without the prior written consent of the Representatives, the Issuer and the Guarantors shall not, during the period starting on the date hereof and ending at the Closing Time, offer, sell, contract to sell or otherwise transfer or dispose of, directly or indirectly, any debt securities substantially similar to the Notes, issued or guaranteed by the Issuer or any Guarantor, having a tenor of more than one year (other than as contemplated by this Agreement).

(h)                                 [Reserved]

(i)                                     Sale of Restricted Securities.  Each of the CCP Entities will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been acquired by any of them, except for Notes purchased by the CCP Entities or any of their affiliates and resold in a transaction registered under the Securities Act.

(j)                                    General Solicitation.  In connection with any offer or sale of the Notes, the CCP Entities will not engage, and will cause their respective affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates or agents, as to whom the CCP Entities make no covenant) not to engage (i) in any form of General Solicitation in connection with any offer or sale of the Notes, other than any General Solicitation with the prior consent of the Representatives and listed on Schedule D hereto, or in any public offering of the Notes within the meaning of Section 4(a)(2) of the Securities Act or (ii) in any directed selling effort with respect to the Notes within the meaning of Regulation S under the Securities Act, and to comply with the offering restrictions requirement of Regulation S under the Securities Act. Before using, authorizing or distributing any General Solicitation, the Issuer will furnish to the Representatives a copy of such communication for review and will not use, authorize or distribute such communications to which the Representatives reasonably object within a reasonable time following their receipt thereof.

(k)                                 Use of Proceeds.  The Issuer shall use the net proceeds from the sale of the Notes in the manner described in the Offering Memorandum under the heading “Use of Proceeds.”

(l)                                     Integration.  The CCP Entities agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes.

(m)                             Rule 144A Information.  For so long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3), the CCP Entities will, during any period in which none of the CCP Entities is subject to Section 13 or 15(d) of the Exchange Act, make available, upon request, to any owner of the Notes in connection with any sale thereof and any prospective subsequent purchasers of such Notes from such owner, the information required by Rule 144A(d)(4).

(n)                                 DTC.  The Issuer will use its commercially reasonable efforts to comply with all of its agreements set forth in its representation letters relating to the approval of debt securities of the Issuer by DTC for “book-entry” transfer.

SECTION 4.                            Payment of Expenses.

(a)                                 Expenses.  The CCP Entities, jointly and severally, shall pay all costs, fees and expenses incident to the performance of their obligations under this Agreement, including (i) the issuance, transfer and delivery of the Notes and the Guarantees to the Initial Purchasers, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Notes to the Initial Purchasers, (ii) the fees and disbursements of the CCP Entities’ counsel, accountants and other advisors, (iii) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of a Blue Sky Survey and any supplements thereto (provided that the CCP Entities shall only be responsible for paying costs, fees and expenses incurred under this clause (iii) in an aggregate amount not to exceed $5,000), (iv) the printing and delivery to the Initial Purchasers of such copies of the Pricing Disclosure Package and Offering Memorandum and any amendments or supplements thereto, as may be reasonably requested for use in connection with the offer and sale of the Notes contemplated hereby, (v) the printing and delivery to the Initial Purchasers of a reasonable number of copies of the Blue Sky Survey and any supplement thereto (not to exceed $1,000), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee incurred in connection with the Indenture and the Notes, (vii) the rating of the Notes by rating agencies, (viii) all travel expenses of CCP’s officers and employees and any other expenses of the CCP Entities in connection with attending or hosting meetings with prospective purchasers of the Notes, and expenses associated with any electronic road show and (ix) all other fees, costs and expenses incurred by the CCP Entities and their Subsidiaries in connection with the transactions contemplated by this Agreement.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the CCP Entities agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offer and sale of the Notes contemplated hereby.

SECTION 5.                            Conditions of the Initial Purchasers’ Obligations.  The obligations of the Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the CCP Entities contained in Section 1(a) hereof and in the certificates of any officer of any CCP Entity delivered pursuant to the provisions hereof, to the performance by the CCP Entities of their covenants and other obligations hereunder, and to the following further conditions:

(a)                                 No Proceedings.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Entity that would, as of the Closing Time, prevent the issuance of the Notes.

(b)                                 No Change in Rating.  There shall not have occurred any downgrade, nor shall any notice have been given of (i) any intended or potential downgrade or (ii) any review for a possible change in rating that does not indicate the direction of the possible change, in each case in the rating accorded any long-term debt securities of CCP or any of its Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act.

(c)                                  Opinion of Counsel for the CCP Entities.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of:

(i)                                Kristen M. Benson, general counsel for CCP, to the effect set forth in Exhibit A-1 hereto; and

(ii)                                Sidley Austin LLP, as counsel for the CCP Entities, to the effect set forth in Exhibit A-2 and Exhibit A-3 hereto.

(d)                                 Opinion of Counsel for the Initial Purchasers.  At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, and a negative assurance letter, dated as of the Closing Time, of Goodwin Procter LLP, counsel for the Initial Purchasers in form and substance reasonably satisfactory to the Initial Purchasers.

(e)                                  Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Pricing Disclosure Package, the Offering Memorandum and any amendment or supplement thereto, any event or development in respect of the business or financial condition of CCP and its Subsidiaries that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer, President or an Executive Vice President of CCP and the Chief Financial Officer or Chief Accounting Officer of CCP, dated as of the Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties of the CCP Entities in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time and, to the knowledge of the CCP Entities, the provision in Section 5(a) hereof is true and correct as of the Closing Time, and (iii) the CCP Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

(f)                                   Accountants’ Comfort Letters.  The Representatives shall have received:

(i)                                     at the Applicable Time, from KPMG LLP, a letter, dated such date, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of CCP and certain other financial information relating to CCP and Predecessors included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum; and

(ii)                                  at the Closing Time, from BKD, LLP, a letter, dated such date, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of Senior Care Centers, LLC incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum.

(g)                                  Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received:

(i)                                     from KPMG LLP, a letter, dated as of the Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to Section 5(f)(i) hereof, except that (i) such letter shall cover the financial information relating to CCP and Predecessors in the Pricing Disclosure Package and the Offering Memorandum and any amendment or supplement thereto and (ii) the specified date referred to therein shall be a date not more than three business days prior to the Closing Time.

(h)                                 Good Standing.  The Representatives shall have received at and as of the Closing Time satisfactory evidence of the good standing of the CCP Entities in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(i)                                     Notes and Indenture.  At or prior to the Closing Time, the Notes and the Indenture, in substantially the form previously delivered to the Representatives, shall have been executed by the Issuer and the Guarantors party thereto.

(j)                                    Registration Rights Agreement.   The CCP Entities shall have duly executed and delivered to the Initial Purchasers the Registration Rights Agreement.

(k)                                 CFO Certificate.  The Representatives shall have received:

(i)                                     at the Applicable Time, a certificate of the Chief Financial Officer of CCP, dated such date, to the effect that the information indicated therein is in agreement with CCP’s internal accounting and financial records; and

(ii)                                  at the Closing Time, a certificate of the Chief Financial Officer of CCP, dated such date, to the effect that it reaffirms the statements made in the certificate furnished pursuant to Section 5(k)(i) hereof.

(l)                                     Additional Documents.  At or prior to the Closing Time, counsel for the Initial Purchasers shall have been furnished with such additional documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the CCP Entities in connection with the issuance and sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the CCP Entities at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.  Notwithstanding any such termination, the provisions of Sections 1, 4, 6, 7 and 8 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.                            Indemnification.

(a)                                 Indemnification of the Initial Purchasers by the CCP Entities.  Each of the CCP Entities, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers, selling agents and each person, if any, who controls any Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact included in the Pricing Disclosure Package, any Free Writing Offering Document, the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the prior written consent of CCP; and

(iii)                               against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Initial Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Initial Purchaser Information (as defined below).  This indemnity agreement will be in addition to any liability that the CCP Entities may otherwise have, including, but not limited to, liability under this Agreement.

(b)                                 Indemnification of CCP Entities, Directors and Officers.  Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless each CCP Entity, its directors and officers, and each person, if any, who controls any CCP Entity within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions or alleged untrue statements or omissions relating to such Initial Purchaser made in the Pricing Disclosure Package, any Free Writing Offering Document, the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished by or on behalf of such Initial Purchaser through the Representatives expressly for use in the Pricing Disclosure Package, any Free Writing Offering Document, the Preliminary Offering Memorandum or the Offering Memorandum; provided that, with respect to the preceding clause, the CCP Entities acknowledge that the only information furnished in writing by or on behalf of the Initial Purchasers through the Representatives expressly for use in the Pricing Disclosure Package, any Free Writing Offering Document, the Preliminary Offering Memorandum or the Offering Memorandum is the information set forth in the statements contained in the tenth paragraph under the caption “Important Notice to Readers,” the third sentence under the caption “Summary—The Offering—Trading,”  the seventh sentence under the caption “Risk Factors—Risks Related to the Notes and Our Other Indebtedness—There is currently no trading market for the Notes, and an active trading market may not develop, which may hinder your ability to liquidate your investment,” the second clause of the first sentence of the third paragraph under the caption “Plan of Distribution,” the sixth paragraph under the caption “Plan of Distribution,” the second and third sentences of the ninth paragraph under the caption “Plan of Distribution,” the sixth sentence of the tenth paragraph under the caption “Plan of Distribution,” the eleventh paragraph under the caption “Plan of Distribution,” and the second sentence of the twelfth paragraph under the caption “Plan of Distribution,” in each case in the Preliminary Offering Memorandum and the Offering Memorandum (the “Initial Purchaser Information”).  This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have, including, but not limited to, liability under this Agreement.

(c)                                  Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder, except to the extent the indemnifying party is materially prejudiced as a result thereof and in any event shall not relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Representatives, subject to the reasonable approval of the indemnifying party, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by CCP, subject to the reasonable approval of the indemnifying party.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party; provided further, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to the indemnified party of such indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any fees and expenses of counsel subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the action, in each of which cases the fees and expenses of such indemnified party’s counsel shall be at the expense of the indemnifying party.  Notwithstanding the foregoing, in no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could reasonably be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement Without Consent if Failure to Reimburse.  If, at any time, an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its prior written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its prior written consent if such indemnifying party (A) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (B) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(e)                                  Other Agreements With Respect to Indemnification.  The provisions of this Section 6 shall not affect any agreement among the CCP Entities with respect to indemnification.

SECTION 7.                            Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the CCP Entities, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the CCP Entities, on the one hand, and of the

Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the CCP Entities, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Issuer and the total underwriting discount received by the Initial Purchasers, in each case as set forth on the cover of the Offering Memorandum, bear to the aggregate public offering price of the Notes as set forth on the cover of the Offering Memorandum.

The relative fault of the CCP Entities, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information furnished by the CCP Entities or the Initial Purchaser Information and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The CCP Entities and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it hereunder were offered to the public exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  The Initial Purchasers’ obligations to contribute pursuant to this Section 7 shall be several in proportion to their respective purchase obligations hereunder and not joint.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each officer and director of an Initial Purchaser, and each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each officer and director of a CCP Entity, and each person, if any, who controls a CCP Entity within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such CCP Entity.

The provisions of this Section 7 shall not affect any agreement among the CCP Entities with respect to contribution.

SECTION 8.                            Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, or in the certificates of any officer of any CCP Entity delivered pursuant to the provisions hereof, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or a controlling person, or by or on behalf of the CCP Entities or a controlling person, and shall survive delivery of the Notes to the Initial Purchasers.

SECTION 9.             Termination of Agreement.

(a)           Termination; General.  The Representatives may terminate this Agreement, by notice to CCP, at any time at or prior to the Closing Time, (i) if there has been, since the date hereof or since the respective dates as of which information is given in the Pricing Disclosure Package or the Offering Memorandum, any Material Adverse Effect, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Notes in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the CCP Entities has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.

SECTION 10.          Default of One or More of the Several Initial Purchasers.  If any one or more of the several Initial Purchasers shall fail or refuse at the Closing Time to purchase Notes that they have agreed to purchase hereunder, and the aggregate principal amount of Notes that such defaulting Initial Purchasers have agreed but fail or refuse to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased hereunder, each non-defaulting Initial Purchaser shall be obligated, severally, in the proportion that the principal amount of Notes set forth opposite its name on Schedule A hereto bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Initial Purchasers on Schedule A hereto, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Initial Purchasers, to purchase the Notes that such defaulting Initial Purchasers have agreed but fail or refuse to purchase.  If any one or more of the Initial Purchasers shall fail or refuse at the Closing Time to purchase Notes that they have agreed to purchase hereunder, and the aggregate principal amount of Notes that such defaulting Initial Purchasers have agreed but fail or refuse to purchase exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder, and arrangements satisfactory to the Representatives and the Issuer for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than the defaulting Initial Purchasers) to any other party except that the provisions of Sections 1, 4, 6, 7 and 8 hereof shall at all times be effective and shall survive such termination.  In any such case, either the Representatives or the CCP Entities shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that required changes, if any, to the Pricing Disclosure Package or the Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 10.  Any action taken under this Section 10 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 11.          No Advisory or Fiduciary Responsibility.  Each of the CCP Entities acknowledges and agrees on its behalf that:  (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the CCP Entities, on the one hand, and the Initial Purchasers, on the other hand, and the CCP Entities are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the offer and sale of the Notes pursuant to this Agreement; (b) in connection with the offer and sale of the Notes, the Initial Purchasers are and have been acting solely as principals and are not the agents or fiduciaries of the CCP Entities or their respective affiliates, stockholders, creditors or employees or any other party; (c) the Initial Purchasers have not assumed and will not assume an advisory or fiduciary responsibility in favor of the CCP Entities with respect to the offer and sale of the Notes (irrespective of whether the Initial Purchasers have advised or are currently advising the CCP Entities on other matters) or any other obligation to the CCP Entities with respect to the offer and sale of the Notes except the obligations expressly set forth in this Agreement; (d) the Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the CCP Entities; and (e) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offer and sale of the Notes and the CCP Entities have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.  The CCP Entities hereby waive and release, to the fullest extent permitted by law, any claims that the CCP Entities may have against the Initial Purchasers with respect to any breach or alleged breach of fiduciary duty in connection with the offer and sale of the Notes.

SECTION 12.          Notices.  All notices and other communications hereunder shall be sufficient if in writing and sent (a) by facsimile transmission (providing confirmation of transmission) or e-mail of a pdf attachment (provided that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any business day after 5:00 p.m. (New York City time) shall be deemed to have been received at 9:00 a.m. (New York City time) on the next business day), or (b) by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid).  Notices to the Initial Purchasers shall be directed to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile: (646) 834-8133, E-mail: barclaysprospectus@broadridge.com; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza NY1-050-12-01, New York, NY 10020, Attention:  High Graded Debt Capital Markets Transaction Management/Legal, Facsimile: (212) 901-7897; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179; Attention: Investment Grade Syndicate Desk — 3rd Floor, Facsimile: (212) 834-6081, Wells Fargo Securities LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Transaction Management; and Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, Facsimile: (646) 291-1469, in each case, with a copy to Goodwin Procter LLP, 620 Eighth Avenue, New York, New York  10018, Attention: Mark Schonberger, Facsimile: (212) 355-3333, E-mail: mschonberger@goodwinprocter.com; and notices to the CCP Entities shall be directed to CCP at 353 N. Clark Street, Suite 2900, Chicago, Illinois 60654, Attention: General Counsel, Facsimile: (312) 881-4798, E-mail: kbenson@carecapitalproperties.com, with a copy to Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, Attention: J. Gerard Cummins, Facsimile: (212) 839-5599, E-mail: jcummins@sidley.com.

SECTION 13.          Parties.  This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the CCP Entities and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the CCP Entities and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the CCP Entities, their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Notes from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.          GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

SECTION 15.          Submission to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the offer and sale of the Notes contemplated hereby may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party hereto irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the offer and sale of the Notes contemplated hereby.

SECTION 16.          Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 17.          Certain Defined Terms.  For purposes of this Agreement, except where otherwise expressly provided, (a) the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; (d) the term “Subsidiary” means any “subsidiary,” as such term is defined in Rule 405 under the Securities Act, of CCP; and (e) the term “Significant Subsidiary” means any Subsidiary whose total assets or annualized revenues (when aggregated with those of its Subsidiaries) as of the date of this Agreement exceed 10% of the consolidated total assets or consolidated annualized revenues, as applicable, of CCP and its Subsidiaries as of the date of this Agreement.

SECTION 18.          Authority of the Representatives.  Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.

SECTION 19.          Entire Agreement.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the CCP Entities and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

SECTION 20.          Counterparts.  This Agreement may be signed in two or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

SECTION 21.          Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

SECTION 22.          Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the CCP Entities, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

SECTION 23.          Assignment. The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the CCP Entities, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s capital markets, investment banking or related businesses may be transferred following the date of this Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to CCP a counterpart hereof, whereupon this instrument, along with all counterparts (including via facsimile), will become a binding agreement between the Initial Purchasers and the CCP Entities in accordance with its terms.

Very truly yours,

CARE CAPITAL PROPERTIES, INC.

By:	/s/ Lori B. Wittman
Name: Lori B. Wittman
Title: Executive Vice President and Chief Financial Officer

CARE CAPITAL PROPERTIES GP, LLC

By:	/s/ Lori B. Wittman
Name: Lori B. Wittman
Title: Vice President and Treasurer

CARE CAPITAL PROPERTIES, LP

By:	Care Capital Properties GP, LLC, its General Partner

By:	/s/ Lori B. Wittman
Name: Lori B. Wittman
Title: Vice President and Treasurer

[Signature Page to CCP Purchase Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BARCLAYS CAPITAL INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
J.P. MORGAN SECURITIES LLC
WELLS FARGO SECURITIES, LLC
CITIGROUP GLOBAL MARKETS INC.

For themselves and on behalf of the
several Initial Purchasers listed on Schedule A

By:	BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall
Name: Pamela Kendall
Title: Director

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Doug Muller
Name: Doug Muller
Title: Managing Director

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ Teresa Hee
Name: Teresa Hee
Title: Managing Director

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Vice President

[Signature Page to CCP Purchase Agreement]

SCHEDULE A

INITIAL PURCHASERS	PRINCIPAL AMOUNT OF NOTES

Barclays Capital Inc.	$80,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$80,000,000

J.P. Morgan Securities LLC	$80,000,000

Wells Fargo Securities, LLC	$80,000,000

Citigroup Global Markets Inc.	$45,000,000

Stifel, Nicolaus & Company, Incorporated	$21,250,000

MUFG Securities Americas Inc.	$21,250,000

PNC Capital Markets LLC	$21,250,000

Credit Agricole Securities (USA) Inc.	$21,250,000

BBVA Securities Inc.	$10,000,000

RBC Capital Markets, LLC	$10,000,000

UBS Securities LLC	$10,000,000

Morgan Stanley & Co. LLC	$10,000,000

BB&T Capital Markets, a division of BB&T Securities, LLC	$5,000,000

Fifth Third Securities, Inc.	$5,000,000

Total	$500,000,000

Sch A-1

SCHEDULE B

Pricing Term Sheet

Sch B-1

SCHEDULE C

A.            None.

B.            Electronic road show issued July 6, 2016.

Sch C-1

SCHEDULE D

GENERAL SOLICITATION

Press release issued by CCP dated July 6, 2016, relating to the announcement of the offering of the Notes.

Press release issued by CCP dated July 7, 2016, relating to the announcement of the pricing of the Notes.

Sch D-1

Exhibit A-1

FORM OF OPINION OF THE CCP ENTITIES’ GENERAL COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(c)(i)

Ex. A-1

Exhibit A-2

FORM OF CORPORATE OPINION OF THE CCP ENTITIES’ COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(c)(ii)

Ex. A-2

Exhibit A-3

FORM OF TAX OPINION OF THE CCP ENTITIES’ COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(c)(ii)

Ex. A-3